Exhibit 10.57

SECOND AMENDMENT TO

SEVERANCE AGREEMENT

The provisions of this Amendment will govern and control over any and all conflicting and/or inconsistent provisions of like or similar nature in that certain Severance Agreement (“Severance Agreement”) entered into between Executive and US Foods, Inc. (f/k/a U.S. Foodservice, Inc., and referred to herein as the “Employer” or the “Company”).

WHEREAS, the parties seek to amend the Severance Agreement in connection with the commencements of Executive’s employment with the Employer as President and Chief Executive Officer.

NOW THEREFORE, the parties hereby agree to amend the Severance Agreement as follows.

All words and phrases used in this Amendment will have the meanings ascribed to them in the Severance Agreement unless explicitly defined otherwise in this Amendment.

1.	The first sentence of Article 3 of the Severance Agreement is hereby deleted and replaced with:

“During the Term, the Executive will serve as the President and Chief Executive Officer for the Employer.”

2.	The first sentence of Article 5.2(a) of the Severance Agreement is hereby deleted and replaced with:

“The Employer shall pay the Executive an amount equal to twenty-four (24) months of the Executive’s Annual Base Salary in effect immediately prior to the date of the Executive’s termination of employment. Such amount shall be paid in equal installments over a period of twenty-four (24) months in accordance with the Company’s regular payroll schedule, with such payments to begin on the Payment Date.”

3.	The following language in the first sentence of Article 5.2(b) (2) of the Severance Agreement “(D) one and one-half (1 1⁄2)” is hereby deleted and replaced with:

“(D) two (2)”.

4.	The following language in the last sentence of Article 5.2(b) (2) of the Severance Agreement “Such amount shall be paid in equal installments over a period of eighteen (18) months” is hereby deleted and replaced with:

“Such amount shall be paid in equal installments over a period of twenty-four (24) months”.

5.	The following language in the last sentence of Example 1 of Article 5.2(b) (2) of the Severance Agreement “(C) $300,000, times one and one-half (1 1⁄2), or $372,937.50” is hereby deleted and replaced with:

“(C) $300,000, times two (2), or $497,250”

6.	The following language in the second sentence of Article 5.2(d) of the Severance Agreement “for the eighteen (18) month period” is hereby deleted and replaced with:

“for the twenty-four (24) month period”

7.	The following language in the first sentence of Article 6.2 of the Severance Agreement “for a period of eighteen (18) months” is hereby deleted and replaced with:

“for a period of twenty-four (24) months”

8.	The language set forth in ATTACHMENT B Special Provisions re “Material Diminution” in Duties (see Section 4.1) is hereby deleted and replaced with:

“The Executive shall not be considered to have a change in reporting responsibility (and thus a “Material Diminution” under Section 4.1) as long as the Executive reports directly to the Board of Directors of USF Holding Corp. or its successor, however if USF Holding Corp. or its successor is not the top parent entity following a restructuring, merger or acquisition or other similar event, then the Executive shall not be considered to have a change in reporting responsibility (and thus a “Material Diminution” under Section 4.1) as long as the Executive reports to the Board of Directors of such top parent entity.”

The Severance Agreement, as amended hereby, is affirmed in all respects and will continue in full force and effect except as amended by this Amendment. To the extent the provisions of this Amendment are inconsistent with the provisions of the Severance Agreement (as previously amended), the provisions of this Amendment will control.

This Amendment shall be effective as of July 13, 2015. Except as amended pursuant to this letter, the Severance Agreement (as previously amended) shall continue in full force and effect on and after such date.

By signing below Executive hereby acknowledges and agrees to this Amendment, and hereby confirms the treatment provided in this Amendment.

Executive also acknowledges and agrees that Employer shall provide Executive with an updated, conformed copy of the Severance Agreement with this Amendment (and any other previously agreed upon amendments) incorporated therein.

For the Employer

By:	/s/ Juliette Pryor

Print Name:	Juliette Pryor
EVP, GC & CCO

Date:	7/16/15

Accept and agreed by Executive effective as of the date specified above:

By:	/s/ Pietro Satriano

Print Name:	Pietro Satriano

Date:	7/21/2015

[Signature Page to Second Amendment to Severance Agreement – Pietro Satriano]